Exhibit (h)(1)

FORM OF INTERMEDIARY MANAGER AGREEMENT

Guggenheim Funds Distributors, LLC
330 Madison Avenue

New York, NY 10017

This Intermediary Manager Agreement (this “Agreement”) is entered into by and between Guggenheim Investments Private Credit Fund, a Delaware statutory trust (the “Fund”), and Guggenheim Funds Distributors, LLC (the “Intermediary Manager”).

The Fund has filed one or more registration statements with the U.S. Securities and Exchange Commission (the “SEC”) (each, a “Registration Statement”). In this Agreement, unless explicitly stated otherwise, “the Registration Statement” means, at any given time, the most current effective form of the registration statement related to the common shares of the Fund, $0.01 par value per share (“Common Shares”), as may be amended from time to time.

Each Registration Statement shall register an ongoing offering (each, an “Offering”) of the Fund’s Common Shares, which may consist of such classes of Common Shares as may be set forth in the Registration Statement from time to time (the “Shares”). In this Agreement, unless explicitly stated otherwise, “the Offering” means each Offering covered by a Registration Statement and “Shares” means the Shares being offered in the Offering.

The Offering is and shall be comprised of a maximum amount set forth in the Prospectus (as defined in Section 1.a. below) that will be issued and sold to the public at the public offering prices per Share determined as set forth in the Prospectus, as may be amended from time to time, pursuant to a primary offering (the “Primary Shares”). The Fund will also issue shares pursuant to its distribution reinvestment plan (the “DRIP Shares”). In connection with the Offering, the minimum purchase by any one person shall be as set forth in the Prospectus (except as otherwise indicated in any letter or memorandum from the Fund to the Intermediary Manager).

In this Agreement, unless explicitly stated otherwise, any references to the Registration Statement, the Offering, the Shares or the Prospectus with respect to each other shall mean only those that are all related to the same Registration Statement.

The Fund intends to initially offer to the public three classes of Shares and may offer additional classes of shares as it may determine appropriate from time to time. The differences between the classes of Shares and the eligibility requirements for each class are described in detail in the Prospectus. The Shares are to be offered and sold to the public as described under the caption “Plan of Distribution” in the Prospectus. Except as otherwise agreed by the Fund and the Intermediary Manager, Shares sold through the Intermediary Manager are to be sold through the Intermediary Manager, as the Intermediary Manager, and the brokers (each a “Broker” and collectively, the “Brokers”) with whom the Intermediary Manager has entered into or will enter into a selected intermediary agreement related to the distribution of Shares substantially in the form attached to this Agreement as Exhibit A or such other form as the officers of the Fund may deem appropriate (each a “Selected Intermediary Agreement”) at a purchase price equal to the Fund’s then-current net asset value (“NAV”) per share applicable to the class of Shares being purchased. For shareholders who participate in the Fund’s distribution reinvestment plan, the cash distributions attributable to the class of Shares that each shareholder owns will be automatically invested in additional shares of the same class. The DRIP Shares are to be issued and sold to shareholders of the Fund at a purchase price equal to the most recent available NAV per share for such shares at the time the distribution is payable.

Terms not defined herein shall have the same meaning as in the Prospectus. Now, therefore, the Fund hereby agrees with the Intermediary Manager as follows:

1.       Representations and Warranties of the Fund: The Fund represents and warrants to the Intermediary Manager and each Broker participating in an Offering, with respect to such Offering, as applicable, that:

a.       A Registration Statement with respect to the Shares has been prepared by the Fund in accordance with applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the Investment Company Act of 1940, as amended (the “1940 Act”), and the applicable rules and regulations (the “Rules and Regulations”) of the SEC promulgated thereunder, covering the Shares. Copies of such Registration Statement and each amendment thereto have been or will be delivered to the Intermediary Manager. The prospectus contained therein, as finally amended and revised at the effective date of the Registration Statement (including at the effective date of any post-effective amendment thereto), is hereinafter referred to as the “Prospectus,” except that if the prospectus or prospectus supplement filed by the Fund pursuant to Rule 424 under the Securities Act shall differ from the Prospectus on file at the Effective Date, the term “Prospectus” shall also include such prospectus or prospectus supplement filed pursuant to Rule 424. “Effective Date” means the applicable date upon which the Registration Statement or any post-effective amendment thereto is or was first declared effective by the SEC. “Filing Date” means the applicable date upon which the initial Prospectus or any amendment or supplement thereto is filed with the SEC.

b.       The Fund has been duly and validly organized and formed as a statutory trust under the laws of the state of Delaware, with the power and authority to conduct its business as described in the Prospectus.

c.       As of the Effective Date or Filing Date, as applicable, the Registration Statement and Prospectus complied or will comply in all material respects with the Securities Act and the Rules and Regulations. The Registration Statement, as of the applicable Effective Date, does not and will not contain any untrue statements of material facts or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and the Prospectus as of the applicable Filing Date, does not and will not contain any untrue statements of material facts or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that the foregoing provisions of this Section 1.c. will not extend to such statements contained in or omitted from the Registration Statement or Prospectus as are primarily within the knowledge of the Intermediary Manager or any of the Brokers and are based upon information furnished by the Intermediary Manager in writing to the Fund specifically for inclusion therein.

d.       The Fund intends to use the funds received from the sale of the Shares as set forth in the Prospectus.

e.       No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Fund of this Agreement or the issuance and sale by the Fund of the Shares, except such as may be required under the Securities Act and the Rules and Regulations, by the Financial Industry Regulatory Authority, Inc. (“FINRA”) or applicable state securities laws.

f.        Unless otherwise described in the Registration Statement and Prospectus, there are no actions, suits or proceedings pending or to the knowledge of the Fund, threatened against the Fund at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which will have a material adverse effect on the business or property of the Fund.

g.       The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Fund will not conflict with or constitute a default under any charter, by-law, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Fund, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.

h.       The Fund has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.

i.        At the time of the issuance of the Shares, the Shares will have been duly authorized and, when issued and sold as contemplated by the Prospectus and the Fund’s declaration of trust, as may be amended or supplemented from time to time (the “Declaration of Trust”), and upon payment therefor as provided by the Prospectus and this Agreement, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus.

j.        The Fund has filed all material federal, state and foreign income tax returns, which have been required to be filed, on or before the due date (taking into account all extensions of time to file) and has paid or provided for the payment of all taxes indicated by said returns and all assessments received by the Fund to the extent that such taxes or assessments have become due, except where the Fund is contesting such assessments in good faith.

k.       The financial statements of the Fund included in the Prospectus present fairly in all material respects the financial position of the Fund as of the date indicated and the results of its operations for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.

l.        Upon the commencement of the Offering, the Fund will be a non-diversified, closed-end management investment company that has elected to be treated as a business development company (“BDC”) under the 1940 Act, and has not withdrawn such election, and the SEC has not ordered that such election be withdrawn nor to the Fund’s knowledge have proceedings to effectuate such withdrawal been initiated or threatened by the SEC.

m.     Any and all printed sales literature or other materials which have been approved in advance in writing by the Fund and appropriate regulatory agencies for use in the Offering (“Authorized Sales Materials”) prepared by the Fund and any of its affiliates specifically for use with potential investors in connection with the Offering, when used in conjunction with the Prospectus, did not at the time provided for use, and, as to later provided materials, will not at the time provided for use, include any untrue statement of a material fact nor did they at the time provided for use, or, as to later provided materials, will they, omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made and when read in conjunction with the Prospectus, not misleading.

n.       Except as disclosed in the Registration Statement and the Prospectus, no person is serving or acting as investment adviser of the Fund, except in accordance with the applicable provisions of the 1940 Act and the Advisers Act and the applicable published rules and regulations thereunder.

o.       The issuance and sale of the Shares have been duly authorized by the Fund, and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and non-assessable.

2.       Covenants of the Fund. The Fund covenants and agrees with the Intermediary Manager that:

a.       It will, at no expense to the Intermediary Manager, furnish the Intermediary Manager with such number of printed copies of the Registration Statement, including all amendments and exhibits thereto, as the Intermediary Manager may reasonably request. It will similarly furnish to the Intermediary Manager and others designated by the Intermediary Manager as many copies of the following documents as the Intermediary Manager may reasonably request: (a) the Prospectus in preliminary and final form and every form of supplemental or amended prospectus; (b) this Agreement; and (c) any other Authorized Sales Materials (provided that the use of said Authorized Sales Materials has been first approved for use by all appropriate regulatory agencies).

b.       It will furnish such proper information and execute and file such documents as may be necessary for the Fund to qualify the Shares for offer and sale under the securities laws of such jurisdictions as the Intermediary Manager may reasonably designate and will file and make in each year such statements and reports as may be required. The Fund will furnish to the Intermediary Manager upon request a copy of such papers filed by the Fund in connection with any such qualification.

c.       It will: (a) use its commercially reasonable efforts to cause the Registration Statement to become effective; (b) furnish copies of any proposed amendment or supplement of the Registration Statement or Prospectus to the Intermediary Manager; (c) file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the SEC; and (d) if at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, it will promptly notify the Intermediary Manager and, to the extent the Fund determines such action is in the best interests of the Fund, use its commercially reasonable efforts to obtain the lifting of such order.

d.       If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of either the Fund or the Intermediary Manager, the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in view of the circumstances under which they were made, not misleading, the Fund will promptly notify the Intermediary Manager thereof (unless the information shall have been received from the Intermediary Manager) and will effect the preparation of an amended or supplemental Prospectus which will correct such statement or omission. The Fund will then promptly prepare such amended or supplemental Prospectus or Prospectuses as may be necessary to comply with the requirements of Section 10 of the Securities Act.

e.       It will disclose a per share estimated value of the Shares and related information in accordance with the requirements of FINRA Rule 2310(b)(5).

3.       Obligations and Compensation of Intermediary Manager

a.       The Fund hereby appoints the Intermediary Manager as its agent and principal intermediary manager for the purpose of selling for cash to the public up to the maximum amount set forth in the Prospectus through Brokers, all of whom shall be members of FINRA or, to the extent agreed to by the Fund and the Intermediary Manager, through registered investment advisers or bank trust departments or otherwise described in the Prospectus. The Intermediary Manager hereby accepts such agency and intermediary managership and agrees to use its best efforts to sell the Shares on said terms and conditions set forth in the Prospectus with respect to each Offering and any additional terms or conditions specified in this Agreement, as it may be amended from time to time. The Intermediary Manager represents to the Fund that it is a member in good standing of FINRA and that it and its employees and representatives have all required licenses and registrations to act under this Agreement. With respect to the Intermediary Manager’s participation in the distribution of the Shares in the Offering, the Intermediary Manager agrees to comply in all material respects with the applicable requirements of the Securities Act, the Rules and Regulations, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, and all other state or federal laws, rules and regulations applicable to the Offering and the sale of Shares, all applicable state securities or blue sky laws and regulations, any policies, procedures and processes applicable to the Intermediary Manager designed to comply with applicable artificial intelligence laws and regulations and the rules of FINRA applicable to the Offering, from time to time in effect, including, without limitation, FINRA Rules 2040, 2111, 2310, 5110 and 5141. The Intermediary Manager agrees to prepare, with the Fund’s cooperation, the required filings under FINRA Rule 2310, and file the same with FINRA (the “2310 Filing”).

b.       Promptly after the initial Effective Date of the Registration Statement, the Intermediary Manager and the Brokers shall commence the offering of the Shares in the Offering for cash to the public in jurisdictions in which the Shares are registered or qualified for sale or in which such offering is otherwise permitted. The Intermediary Manager and the Brokers will immediately suspend or terminate offering of the Shares upon request of the Fund at any time and will resume offering the Shares upon subsequent request of the Fund.

c.       As provided in the “Plan of Distribution” section of the Prospectus, which may be amended and restated from time to time, subject to the limitations set forth in Section 3.d. below, the Fund will pay to the Intermediary Manager a Shareholder Servicing and/or Distribution Fee as set forth in the Prospectus with respect to certain classes of Shares (“Distribution Shares”); provided that the Fund may retain all or any portion of such amounts to satisfy payment obligations in respect of shareholder servicing or distributions arrangements with other parties, including with Brokers, pursuant to Section 3(e) below in which the Fund may direct such payments to such parties on an agency basis. The Fund will pay the Shareholder Servicing and/or Distribution Fee to the Intermediary Manager monthly in arrears.

d.       The Fund recognizes that Guggenheim Private Investments, LLC (the “Adviser”) or its affiliates, under separate agreement with the Intermediary Manager, may make payment to the Intermediary Manager in connection with the distribution of Shares of the Fund, such payments payable from past profits or other resources of the Adviser or its affiliates including management fees paid to it by the Fund.

e.       As provided in the Distribution and Servicing Plan adopted by the Fund pursuant to Rule 12b-1 under the 1940 Act, the Fund recognizes that the Adviser or its affiliates, under separate agreement, may make payment to the Intermediary Manager with respect to any expenses incurred in the distribution of the Shares of the Fund, such payments payable from past profits or other resources of the Adviser or its affiliates including management fees paid to it by the Fund. The compensation of the Intermediary Manager shall be set forth in a separate agreement between the Intermediary Manager and the Adviser.

f.        The Intermediary Manager may reallow all or a portion of a front-end sales charge, if any, and/or Shareholder Servicing and/or Distribution Fee to any Brokers who sold Distribution Shares to the extent the Selected Intermediary Agreement with such Broker provides for such a reallowance and such Broker is in compliance with the terms of such Selected Intermediary Agreement related to such reallowance. Notwithstanding the foregoing, subject to the terms of the Prospectus, at such time as the Broker who sold the Shares is no longer the intermediary of record with respect to such Shares or the Broker no longer satisfies any or all of the conditions in its Selected Intermediary Agreement for the receipt of the Shareholder Servicing and/or Distribution Fees with respect to such Shares, then Broker’s entitlement to the Shareholder Servicing and/or Distribution Fees related to such Shares, as applicable, shall cease in, and Broker shall not receive the Shareholder Servicing and/or Distribution Fee for, that month or any portion thereof (i.e., Shareholder Servicing and/or Distribution Fees are payable with respect to an entire month without any proration). Intermediary transfers will be made effective as of the start of the first business day of a month.

Thereafter, such Shareholder Servicing and/or Distribution Fee may be reallowed to the then-current intermediary of record of such Shares, as applicable, if any such intermediary of record has been designated (the “Servicing Broker”), to the extent such Servicing Broker has entered into a Selected Intermediary Agreement or similar agreement with the Intermediary Manager, such Selected Intermediary Agreement with the Servicing Broker provides for such reallowance and the Servicing Broker is in compliance with the terms of such agreement related to such reallowance. In this regard, all determinations will be made by the Intermediary Manager in good faith in its sole discretion. The Intermediary Manager may also reallow some or all of the Shareholder Servicing and/or Distribution Fee to other intermediaries who provide services with respect to the Shares (who shall be considered additional Servicing Brokers) pursuant to a Selected Intermediary Agreement with the Intermediary Manager to the extent such Selected Intermediary Agreement provides for such reallowance and such additional Servicing Broker is in compliance with the terms of such agreement related to such reallowance, in accordance with the terms of such Selected Intermediary Agreement.

g.       Unless otherwise disclosed in the Prospectus, at the end of the month in which the Intermediary Manager in conjunction with the transfer agent determines that total transaction or other fees, including upfront placement fees or brokerage commissions, and Shareholder Servicing and/or Distribution Fees paid with respect to any single Share held in a shareholder’s account would exceed, in the aggregate, 10% of the gross proceeds from the sale of such Share (or a lower limit as determined by the Intermediary Manager or the applicable Broker), the Intermediary Manager shall cease receiving the Shareholder Servicing and/or Distribution Fee on either (i) each such Share that would exceed such limit or (ii) all Shares in such shareholder’s account, in the Intermediary Manager’s discretion. At the end of such month, the applicable Distribution Shares in such shareholder’s account (and any DRIP Shares) will convert into a number of Class I shares (including any fractional shares), with an equivalent aggregate NAV. In addition, the Intermediary Manager will cease receiving the Shareholder Servicing and/or Distribution Fee on Class S shares and Class D shares in connection with an Offering (i.e., pursuant to the Registration Statement for such Offering) upon the earlier to occur of the following: (i) a listing of Class I shares, (ii) the merger or consolidation of the Fund with or into another entity, or the sale or other disposition of all or substantially all of the Fund’s assets, or (iii) the date following the completion of the primary portion of such Offering on which, in the aggregate, underwriting compensation from all sources in connection with such Offering, including placement fees or brokerage commissions, the

Shareholder Servicing and/or Distribution Fee and other underwriting compensation, is equal to ten percent (10%) of the gross proceeds from Primary Shares sold in such Offering, as determined in good faith by the Intermediary Manager in its sole discretion. For purposes of this Agreement, the portion of the Shareholder Servicing and/or Distribution Fee accruing with respect to Distribution Shares of the Fund’s Common Shares issued (publicly or privately) by the Fund during the term of a particular Offering, and not issued pursuant to a prior Offering, shall be underwriting compensation with respect to such particular Offering and not with respect to any other Offering.

h.       The terms of any reallowance of the Shareholder Servicing and/or Distribution Fee shall be set forth in the Selected Intermediary Agreement entered into with the Brokers or Servicing Brokers, as applicable. The Fund will not be liable or responsible to any Broker or Servicing Broker for any reallowance of Shareholder Servicing and/or Distribution Fee to such Broker or Servicing Broker, it being the sole and exclusive responsibility of the Intermediary Manager for payment of Shareholder Servicing and/or Distribution Fee to Brokers and Servicing Brokers. Notwithstanding the foregoing, at the discretion of the Fund, the Fund may act as agent of the Intermediary Manager by making direct payment of Shareholder Servicing and/or Distribution Fees to Brokers on behalf of the Intermediary Manager without incurring any liability. Further, the Fund is not responsible for any transaction or other fees, including upfront placement fees or brokerage commissions, charged by Brokers.

i.        In addition to the other items of underwriting compensation set forth in this Section 3, the Fund and/or the Adviser shall reimburse the Intermediary Manager for all items of underwriting compensation referenced in the Prospectus, to the extent the Prospectus indicates that they will be paid by the Fund or the Adviser, as applicable, and to the extent permitted pursuant to prevailing rules and regulations of FINRA. The Fund shall reimburse the Intermediary Manager for filing fees paid in connection with the 2310 Filing.

j.        In addition to reimbursement as provided under Section 3.i, and subject to prevailing rules and regulations of FINRA, the Fund shall also pay directly or reimburse the Intermediary Manager for reasonable bona fide due diligence expenses incurred by any Broker as described in the Prospectus. The Intermediary Manager shall obtain from any Broker and provide to the Fund a detailed and itemized invoice for any such due diligence expenses. Notwithstanding anything contained herein to the contrary, no payments or reimbursements made by the Fund with respect to a particular Offering hereunder shall cause (i) total organization and offering expenses, defined under Omnibus Guidelines (as defined in Section 4.a. below) and FINRA rules, to exceed 15% of gross proceeds from such Offering, or (ii) total underwriting compensation (from whatever source with respect to such Offering to exceed 10% of the gross proceeds from such Offering.

k.       The Intermediary Manager represents that it will comply fully with all applicable currency reporting, anti-money laundering, anti-corruption and anti-terrorist laws and regulations, and any other applicable laws, rules, regulations and interpretations of any other applicable regulatory or self-regulatory body.

l.        (i) The Intermediary Manager has in place internal controls, policies, and procedures (“AML Program”) that are reasonably designed to detect, identify, and report illegal activity, including money laundering and further represents that it has implemented, complies with and will comply with anti-money laundering policies and procedures that satisfy and will continue to satisfy the requirements of applicable anti-money laundering and “know your customer” laws, rules and regulations, including, without limitation, the U.S. International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, the U.S. Foreign Corrupt Practices Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct

Terrorism Act of 2001, the U.S. International Emergency Economic Powers Act, and the U.S. Trading with the Enemy Act, as each may be amended from time to time. (ii) The Intermediary Manager’s AML Program, at a minimum: (1) designates a compliance office to administer and oversee the AML Program; (2) provides ongoing employee training; (3) includes an independent audit function to test the effectiveness of the Program; (4) establishes internal policies, procedures, and controls that are tailored to its particular business; (5) provides for the filing of all necessary anti-money laundering reports including, but not limited to, suspicious activity reports and (6) provides for screening Brokers against the Office of Foreign Asset Control (“OFAC”) list and any other government list that is or becomes required under the USA Patriot Act. (iii) The Intermediary Manager represents and warrants that it has policies, procedures and internal controls in place that are reasonably designed to comply with the U.S. Foreign Corrupt Practices Act of 1977, as amended (“FCPA”), and, where applicable, legislation enacted by member States and signatories implementing the OECD Convention Combating Bribery of Foreign Officials, or any similar statute, rule or policy applicable in any jurisdiction in which Broker engages in any activity hereunder (collectively, the “Anti-Corruption Laws”). The Intermediary Manager represents and warrants that it has and will maintain at all times during the term of this Agreement, policies, procedures, and internal controls in place that are reasonably designed to comply with applicable Anti-Corruption Laws, including applicable provisions of the FCPA.

m.     The Intermediary Manager represents and warrants to the Fund and each person and firm that signs the Registration Statement that the information under the caption “Plan of Distribution” in the Prospectus and all other information furnished to the Fund by the Intermediary Manager in writing expressly for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

n.       The Intermediary Manager and all Brokers will offer and sell the Shares at the public offering prices per share as determined in accordance with the Prospectus.

o.       The Intermediary Manager agrees to update the Chief Compliance Officers of the Adviser and the Fund via written communication on a quarterly basis regarding material compliance issues that have occurred since the prior quarter.

p.       The Intermediary Manager will ensure through the Selected Intermediary Agreement that the Brokers agree, upon receipt of any instruments of payment received from prospective purchasers of shares, to transmit same together with a copy of the executed Subscription Agreement or copy of the signature page of such agreement, stating among other things, the name of the purchaser, current address, and the amount of the investment to the Transfer Agent by (a) the end of the next business day following receipt where internal supervisory review is conducted at the same location at which subscription documents are received, or (b) the end of the second business day following receipt where internal supervisory review is conducted at a different location than that which subscription documents are received.

4.       Indemnification.

a.       To the extent permitted by the Declaration of Trust, Section 17(h) and Section 17(i) of the 1940 Act, the provisions of Article II.G of the North American Securities Administrators Association, Inc. Omnibus Guidelines Statement of Policy adopted on March 29, 1992 and as amended on May 7, 2007 and from time to time (the “Omnibus Guidelines”), and subject to the limitations below, the Fund will indemnify and hold harmless the Brokers and the Intermediary

Manager, their officers and directors and each person, if any, who controls such Broker or Intermediary Manager within the meaning of Section 15 of the Securities Act (the “Indemnified Persons”) from and against any losses, claims, damages or liabilities (“Losses”), joint or several, to which such Indemnified Persons may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained (i) in the Registration Statement, the Prospectus, or any post-effective amendment or supplement to either or (ii) in any blue sky application or other document executed by the Fund or on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Fund under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”) or (iii) in any Authorized Sales Materials, or (b) the omission to state in the Registration Statement, the Prospectus, or any post-effective amendment or supplement to either or in any Blue Sky Application or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Fund will reimburse the Intermediary Manager and each Indemnified Person of the Intermediary Manager for any reasonable legal or other expenses reasonably incurred by the Intermediary Manager or such Indemnified Person in connection with investigating or defending such Loss.

Notwithstanding the foregoing provisions of this Section 4.a., the Fund may not indemnify or hold harmless the Intermediary Manager, any Broker or any of their affiliates in any manner that would be inconsistent with the provisions to Article II.G of the Omnibus Guidelines. In particular, but without limitation, the Fund may not indemnify or hold harmless the Intermediary Manager, any Broker or any of their affiliates for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

(i)      There has been a successful adjudication on the merits of each count involving alleged securities law violations;

(ii)    Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

(iii)  A court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Further notwithstanding the foregoing provisions of this Section 4.a., the Fund will not be liable in any such case to the extent that any such Loss or expense arises out of or is based upon an untrue statement or omission made in reliance upon and in conformity with written information furnished (x) to the Fund by the Intermediary Manager or (y) to the Fund or the Intermediary Manager by or on behalf of any Broker specifically for use in the Registration Statement, the Prospectus, or any post-effective amendment or supplement, any Blue Sky Application or any Authorized Sales Materials, and, further, the Fund will not be liable for the portion of any Loss in any such case if it is determined that such Broker or the Intermediary Manager was at fault in connection with such portion of the Loss, expense or action.

The foregoing indemnity agreement of this Section 4.a. is subject to the further condition that, insofar as it relates to any untrue statement or omission made in the Prospectus (or amendment or supplement thereto) that was eliminated or remedied in any subsequent amendment or supplement thereto, such indemnity agreement shall not inure to the benefit of an Indemnified Party from whom the person asserting any Losses purchased the Shares that are the subject thereof, if a copy of the Prospectus as so amended or supplemented was not sent or given to such person at or prior to the time the subscription of such person was accepted by the Fund, but only if a copy of the Prospectus as so amended or supplemented had been supplied to the Intermediary Manager or the Broker prior to such acceptance.

b.       The Intermediary Manager will indemnify and hold harmless the Fund, its officers and trustees (including any person named in the Registration Statement, with his consent, as about to become a trustee), each other person who has signed the Registration Statement and each person, if any, who controls the Fund within the meaning of Section 15 of the Securities Act (the “Fund Indemnified Persons”), from and against any Losses to which any of the Fund Indemnified Persons may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained (i) in the Registration Statement, the Prospectus or any post-effective amendment or supplement to either or (ii) in any Blue Sky Application or (iii) in any Authorized Sales Materials; or (b) the omission to state in the Registration Statement, the Prospectus, any post-effective amendment or supplement to either or in any Blue Sky Application or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that clauses (a) and (b) apply, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Fund by or on behalf of the Intermediary Manager specifically for use with reference to the Intermediary Manager in the preparation of the Registration Statement, the Prospectus, any post-effective amendment or supplement to either or in preparation of any Blue Sky Application or Authorized Sales Materials; or (c) any use of sales literature not authorized or approved by the Fund or any use of “broker-dealer use only” materials with members of the public by the Intermediary Manager in the offer and sale of the Shares or any use of sales literature in a particular jurisdiction if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction; or (d) any untrue statement made by the Intermediary Manager or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares; or (e) any material violation of this Agreement; or (f) any failure to comply with applicable laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable rules of the SEC, FINRA and the USA Patriot Act; or (g) any other failure to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder; provided further that the Intermediary Manager’s obligation to indemnify the Fund shall be limited to the extent of any fees earned and retained by the Intermediary Manager (excluding any fees re-allowed to Brokers) pursuant to this Agreement. The Intermediary Manager will reimburse the aforesaid parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending such Loss, expense or action. This indemnity agreement will be in addition to any liability that the Intermediary Manager may otherwise have.

c.       Each Broker severally will indemnify and hold harmless the Fund, the Intermediary Manager, each of their officers, trustees and directors (including any person named in the Registration Statement, with his consent, as about to become a trustee), each other person who has signed the Registration Statement and each person, if any, who controls the Fund or the Intermediary Manager within the meaning of Section 15 of the Securities Act (the “Broker Indemnified Persons”) from and against any Losses to which a Broker Indemnified Person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses

(or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained (i) in the Registration Statement, the Prospectus, or any post-effective amendment or supplement to either or (ii) in any Blue Sky Application or (iii) in any Authorized Sales Materials; or (b) the omission to state in the Registration Statement, the Prospectus, or any post-effective amendment or supplement to either or in any Blue Sky Application or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that clauses (a) and (b) apply, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Fund or the Intermediary Manager by or on behalf of the Broker specifically for use with reference to the Broker in the preparation of the Registration Statement, the Prospectus, any post-effective amendment or supplement either or in preparation of any Blue Sky Application or Authorized Sales Materials; or (c) any use of sales literature not authorized or approved by the Fund or any use of “broker-dealer use only” materials with members of the public by the Broker in the offer and sale of the Shares or any use of sales literature in a particular jurisdiction if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction; or (d) any untrue statement made by the Broker or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares; or (e) any material violation of this Agreement or the Selected Intermediary Agreement entered into between the Intermediary Manager and the Broker; or (f) any failure or alleged failure to comply with all applicable laws, including, without limitation, laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable rules of the SEC, FINRA and the USA Patriot Act; or (g) any other failure or alleged failure to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder. Each such Broker will reimburse each Broker Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss, expense or action. This indemnity agreement will be in addition to any liability that such Broker may otherwise have.

d.       Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4, notify in writing the indemnifying party of the commencement thereof. The failure of an indemnified party to so notify the indemnifying party will relieve the indemnifying party from any liability under this Section 4 as to the particular item for which indemnification is then being sought, but not from any other liability that it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 4.e.) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party. Any indemnified party shall not be bound to perform or refrain from performing any act pursuant to the terms of any settlement of any claim or action effected without the consent of such indemnified party.

e.       The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties are unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

f.        The indemnity agreements contained in this Section 4 shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of any Broker, or any person controlling any Broker or by or on behalf of the Fund, the Intermediary Manager or any officer, trustee or director thereof, or by or on behalf of any person controlling the Fund or the Intermediary Manager, (b) delivery of any Shares and payment therefor, and (c) any termination of this Agreement. A successor of any Broker or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits, and subject to the obligations of, the indemnity agreements contained in this Section 4.

5.       Survival of Provisions.

a.       The respective agreements, representations and warranties of the Fund and the Intermediary Manager set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of the Intermediary Manager or any Broker or any person controlling the Intermediary Manager or any Broker or by or on behalf of the Fund or any person controlling the Fund, and (b) the acceptance of any payment for the Shares.

b.       The respective agreements of the Fund and the Intermediary Manager set forth in Sections 3.c. through 3.h. and Sections 4 through 14 of this Agreement shall remain operative and in full force and effect regardless of any termination of this Agreement.

6.       Applicable Law. This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by, the laws of the State of New York; provided however, that causes of action for violations of federal or state securities laws shall not be governed by this Section. Venue for any action brought hereunder shall lie exclusively in New York.

7.       Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement. Each party may execute this Agreement by applying an electronic signature using DocuSign or any similar electronic signature program and acknowledges, agrees and confirms that the use of such an electronic signature program (a) shall result in a reliable and valid delivery of such party’s signature to this Agreement; and (b) shall constitute reasonable steps on the part of the other party to this Agreement to verify the reliability of such signature.

8.       Successors and Amendment.

a.       This Agreement shall inure to the benefit of and be binding upon the Intermediary Manager and the Fund and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein. This Agreement shall inure to the benefit and be binding upon Brokers to the extent set forth in Sections 1 and 4 hereof and the provisions of the applicable Selected Intermediary Agreement.

b.       This Agreement may be amended by the written agreement of the Intermediary Manager and the Fund.

9.       Term and Termination. This Agreement shall become effective as of the date first written above and shall remain in force until the first anniversary of its effective date and shall thereafter continue in effect from year to year, but only so long as such continuance is specifically approved at least annually by a vote of the board of trustees of the Fund, including the vote of a majority of the trustees who are not “interested persons,” as defined by the 1940 Act and the rules thereunder, of the Fund and who have no direct or indirect financial interest in the operation of the Fund’s Distribution and Servicing Plan (the “Plan”) or any agreements entered into in connection with the Plan (including this Agreement), cast in person at a meeting called for the purpose. Any party to this Agreement shall have the right to terminate this Agreement on 60 days’ written notice or immediately upon notice to the other party in the event that such other party shall have failed to comply with any material provision hereof. The Agreement also may be terminated at any time, without the payment of any penalty, by vote of a majority of the Fund’s trustees who are not “interested persons,” as defined in the 1940 Act, of the Fund and who have no direct or indirect financial interest in the operation of the Fund’s distribution plan or this Agreement or by vote a majority of the outstanding voting securities of the Fund, on not more than 60 days’ written notice to the Intermediary Manager or the Adviser. This Agreement will automatically terminate in the event of its assignment, as defined in the 1940 Act.

Upon expiration or termination of this Agreement, the Fund shall pay to the Intermediary Manager any reimbursement for all accountable expenses incurred in accordance with this agreement prior to the termination date and not yet paid at such time. Upon termination, the Intermediary Manager shall promptly deliver to the Fund all records and documents in its possession that relate to the Offering other than as required by law to be retained by the Intermediary Manager. Intermediary Manager shall use its commercially reasonable efforts to cooperate with the Fund to accomplish an orderly transfer of management of the Offering to a party designated by the Fund.

10.       Confirmation. The Fund hereby agrees and assumes the duty to confirm on its behalf and on behalf of Brokers who sell the Shares all orders for purchase of Shares accepted by the Fund.

11.       Prospectus and Authorized Sales Materials. Intermediary Manager agrees that it is not authorized or permitted to give and will not give, any information or make any representation concerning the Shares except as set forth in the Prospectus and any Authorized Sales Materials. The Intermediary Manager further agrees (a) not to deliver any Authorized Sales Materials to any investor or prospective investor, to any intermediary , or to any representatives or other associated persons of such an intermediary, unless it is accompanied or preceded by the Prospectus as amended and supplemented, (b) not to show or give to any investor or prospective investor or reproduce any material or writing that is supplied to it by the Fund and marked “broker only,” “dealer only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public and (c) not to show or give to any investor or prospective investor in a particular jurisdiction (and will similarly require Brokers pursuant to the Selected Intermediary Agreement) any material or writing that is supplied to it by the Fund if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction. Intermediary Manager, in its agreements with Brokers, will include requirements and obligations of the Brokers similar to those imposed upon the Intermediary Manager pursuant to this section.

12.   Suitability of Investors. The Intermediary Manager, in its agreements with Brokers, will require that the Brokers offer Shares only to persons who meet the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Fund and will only make offers to persons in the jurisdictions in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required. In offering Shares, the Intermediary Manager, in its agreements with Brokers, will require that the Broker comply with the provisions of all applicable rules and regulations relating to suitability of investors, including, without limitation, the provisions of Exchange Act Rule 15l-1 (“Regulation Best Interest”) and Article III of the Omnibus Guidelines and applicable laws of the jurisdiction of which such investor is a resident. The Intermediary Manager, in its agreements with Brokers, will require that the Brokers shall sell Shares only to those persons who are eligible to purchase such shares as described in the Prospectus and that Brokers are duly authorized to sell such shares. The Intermediary Manager, in its agreements with the Brokers, shall require the Brokers to maintain, for at least six years, a record of the information obtained to determine that an investor meets the financial qualification and suitability standards imposed on the offer and sale of the Shares.

13.   Submission of Orders. The Intermediary Manager will require in its agreements with each Broker that each Broker comply with the submission of orders procedures set forth in the form of the Selected Intermediary Agreement attached as Exhibit A to this Agreement. To the extent the Intermediary Manager is involved in the distribution process other than through a Broker, the Intermediary Manager will comply with such submission of orders procedures, and will require each person desiring to purchase Shares in the Offering to complete and execute a subscription agreement in the form filed as an appendix to the Prospectus (a “Subscription Agreement”) in the form provided by the Fund to the Intermediary Manager for use in connection with the Offering and to deliver to the Intermediary Manager or as otherwise directed by the Intermediary Manager such completed and executed Subscription Agreement together with a wire transfer (“instrument of payment”) in the amount of such person’s purchase, which must be at least the minimum purchase amount set forth in the Prospectus. Subscription Agreements and instruments of payment will be transmitted by the Intermediary Manager to the escrow agent described in the Prospectus and Subscription Agreement for any Offering in which there is a minimum offering contingency described in the Prospectus (“Minimum Offering”) that has not yet been satisfied or, after any such Minimum Offering is satisfied or if no such Minimum Offering is applicable to an Offering, to the Fund, as soon as practicable, but in any event by the end of the second business day following receipt by the Intermediary Manager. If the Intermediary Manager receives a Subscription Agreement or instrument of payment not conforming to the instructions set forth in the form of Selected Intermediary Agreement, the Intermediary Manager shall return such Subscription Agreement and instrument of payment directly to such subscriber not later than the end of the next business day following its receipt. Instruments of payment of rejected subscribers will be promptly returned to such subscribers.

14.   Notice. Notices and other writings contemplated by this Agreement shall be delivered via (i) hand, (ii) first class registered or certified mail, postage prepaid, return receipt requested, (iii) a nationally recognized overnight courier or (iv) electronic mail. All such notices shall be addressed, as follows:

If to the Intermediary Manager:	Guggenheim Funds Distributors, LLC
330 Madison Avenue
New York, NY 10017

If to the Fund:	Guggenheim Investments Private Credit Fund c/o Guggenheim Private Investments, LLC
330 Madison Avenue
New York, NY 10017

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date written below.

Very truly yours,

GUGGENHEIM INVESTMENTS PRIVATE CREDIT FUND

By:
Name:	Brian E. Binder
Title:	Chief Executive Officer
Date:

Accepted and agreed to as of the date written below:

GUGGENHEIM FUNDS DISTRIBUTORS, LLC

By:
Name:	[ ]
Title:	[ ]
Date:	[ ]